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                                                                    EXHIBIT 10.1



                         FORM OF RELATIONSHIP AGREEMENT

         THIS RELATIONSHIP AGREEMENT (this "Agreement") dated as of ___________, 1996 by and between Dailey Petroleum Services Corp., a Delaware corporation (the "Company"), and Lawrence Industries, Inc., a Delaware corporation ("Lawrence").

                              W I T N E S S E T H:

         WHEREAS, Lawrence currently owns 5,000,000 shares of common stock, $.01 par value (the "Common Stock") of the Company, constituting all of the issued and outstanding capital stock of the Company;

         WHEREAS, the Company proposes to sell to the public through underwriters and managers an aggregate of 4,000,000 shares of Class A Common Stock (the "Offering") and to grant to the underwriters and managers an over allotment option to purchase up to an aggregate of 600,000 shares of Class A Common Stock owned by the Company;

         WHEREAS, certain managerial and administrative personnel employed by the Company have historically provided management and administrative services to Lawrence and its Affiliates (as defined below);

         WHEREAS, Lawrence desires to obtain from the Company and the Company desires to provide to Lawrence certain management and administrative services of the general character previously provided to Lawrence and its Affiliates (as defined under Rule 405 of the Securities Act of 1933, as amended and in effect on even date herewith) by persons who are and will be employed by the Company; and

         WHEREAS, Company desires to obtain and Lawrence desires to provide certain technical and advisory services which will be provided by persons employed by Lawrence and its Affiliates.

         NOW, THEREFORE, in consideration of the premises, the mutual and dependent agreements contained herein and the mutual benefits to be obtained from this Agreement, the Company and Lawrence agree as follows:

                                   ARTICLE 1

                                USE OF PROCEEDS

         Within 48 hours following closing of the Offering (the "Closing Date"), the Company will pay or have previously paid in immediately available funds to Lawrence (i) the aggregate net amount of indebtedness of the Company owed to Lawrence and its Affiliates outstanding on the Closing Date.





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                                   ARTICLE 2

                     MANAGERIAL AND ADMINISTRATIVE SERVICES

         2.1 AGREEMENT TO PERFORM SERVICES. Subject to and on the terms and conditions of this Agreement, the Company undertakes to perform, on an as available basis, such of the Services (as defined below) for Lawrence and its Affiliates, as may, from time to time, be requested by Lawrence. The Company shall be entitled to defer the performance of Services (defined below) requested of it hereunder if the performance of such Services within the time period requested by Lawrence would, in the reasonable opinion of the Company, jeopardize the ability of the Company's personnel to complete in a timely manner tasks for the benefit of the Company within the time period reasonably required for the completion of such tasks. In the event the Company is required to delay the Services, it shall so notify Lawrence and provide an estimate of the time by which it expects the requested Services can be performed. The Company shall have no obligation to hire additional personnel or otherwise acquire additional resources to accommodate requests for the Services.

         2.2 INITIAL SERVICES. The Company shall provide management and administrative services, including consultation, relating to the following functions (the "Services"): accounting and financial reporting; cash management, payroll; data processing; taxation compliance and planning; benefits administration; legal; risk management and insurance; file and record storage; training of personnel as provided in Section 2.3 below; receptionist and switchboard operator ("Receptionist/Operator") functions at the principal offices of the Company and Lawrence in Conroe, Texas; and such other functions as may be added by mutual agreement of the parties. The transition and personnel training and other assistance provided pursuant to this Section 2.3 shall be included in the definition of the "Services."

         2.3 TRANSITION AND PERSONNEL TRAINING. In addition to the specific Services provided by the Company hereunder, and if so requested by Lawrence, the Company shall assist Lawrence or its Affiliates in assuming any or all of the Services provided pursuant to this Agreement. Such assistance shall include, without limitation, on-the-job training and temporary supervision of personnel of Lawrence or its Affiliates who have been assigned to assume responsibility for a Service, and communication of all data and files necessary to enable Lawrence personnel to properly perform the Services assumed by them.

         2.4 MODIFICATION OF SERVICES. By mutual agreement, additional Services may be added to this Agreement or Services may be removed from this Agreement at any time or from time to time. Lawrence may remove a Service from this Agreement at any time upon 30 days written notice to the Company. Upon removal of a Service from this Agreement, this Agreement shall continue in effect for all Services that remain under this Agreement, but shall no longer cover the eliminated Service.





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                                   ARTICLE 3

                         COMPENSATION AND REIMBURSEMENT

         3.1 COMPENSATION. As compensation for performing Services ("Compensation"), the Company shall charge Lawrence and Lawrence shall pay the Company an amount equal to the total number of hours spent by the Company's personnel in the performance of Services, multiplied by the total Hourly Rate (as defined below) of such personnel. The Hourly Rate of each employee or independent contractor (excluding the Company's Receptionist/Operator) of the Company performing Services shall be equal to the quotient of (A) the annualized gross salary to be paid by the Company to such person during the then current fiscal year, multiplied by 1.50, divided by (B) the Company's reasonable estimate of the annualized number of hours that the employee will work during the then current fiscal year. The Company shall charge its employees' time to Lawrence based upon the number of whole hours spent by its employees in the performance of Services. The services of the Company's Receptionist/Operator shall be charged to Lawrence on a flat rate equal to two hundred dollars per month.

         3.2 EXPENSES. Lawrence shall reimburse the Company for any direct, out-of-pocket expenses reasonably incurred by the Company in the performance of the Services, such expenses being referred to herein as "Costs." Upon the Company's written request and presentment of an invoice and accounting complying with Section 3.3 below, Lawrence shall advance to the Company the amount of Costs specified in such request.

         3.3 BILLINGS AND PAYMENT. The Company shall bill Lawrence quarterly for Compensation and Costs accrued during the preceding quarter. With respect to each monthly invoice, the Company shall present to Lawrence an itemized accounting of each Service covered by the invoice describing in reasonable detail the nature of the Service performed, including the name and Hourly Rate of, and time spent by, each person performing the Service, as well as an itemized accounting of each Cost covered by the invoice (including original receipts where required by federal or state income tax regulations) setting forth in appropriate detail (including date, place, amount and names as applicable) the individual Costs for which reimbursement is sought. Lawrence shall pay each invoice within thirty days after receipt. Invoices not paid when due, including disputed invoices that are later determined or agreed to be payable, shall bear interest from the due date until paid at a per annum rate equal to the lesser of (i) the highest per annum rate charged under any bank loan to which the Company or any of its subsidiaries is a party, or (ii) the maximum lawful interest rate which may be charged to corporate borrowers in Texas. For that portion of any period during which an invoice is past due and neither the Company nor any of its subsidiaries is a party to any bank loans, the per annum interest rate charged by the Company thereon shall be equal to the lesser of (i) the prime rate published from time to time by the Wall Street in its "Money Rates" column, plus one percent (1%) per annum, or (ii) the maximum lawful interest rate which may be charged to corporate borrowers in Texas. Interest on past due accounts shall be compounded at the end of each fiscal year. Lawrence's failure to pay the entire amount of an invoice within ninety (90) days after receipt shall constitute a material breach of this Agreement to which the termination provisions of Section 9.1 shall apply.





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         3.4     DISPUTES; AUDITS. If Lawrence disputes any amount invoiced,
Lawrence shall pay the amount of the invoice not disputed and shall give the Company a reasonably detailed explanation of any factual and legal basis on which the balance is disputed. In any dispute concerning computation of the Hourly Rate, Lawrence shall have the burden of proving that any allocations or estimates made in the calculation thereof were unreasonable when such allocations or estimates were made. Lawrence shall be entitled to audit the Company's books and records relating to Compensation and Costs five business days after the Company has received from Lawrence written notice of Lawrence's intention to conduct such an audit. No invoice may be disputed or audited after eighteen (18) months from the date it was received by Lawrence.

                                   ARTICLE 4

                     AIRCRAFT SERVICES AND EQUIPMENT RENTAL

         4.1 AIRCRAFT PROVIDED. Lawrence, through one of its Affiliates, may, from time to time, own and operate, one or more aircraft. Lawrence, or one of its Affiliates, may from time to time acquire other or replacement aircraft (each of the Astra, the Astar and such other or replacement aircraft collectively the "Aircraft"). Nothing in this Agreement shall be construed as restricting Lawrence or its Affiliates from selling, scrapping or in any other manner disposing of any Aircraft or as requiring or obligating Lawrence or its Affiliates to acquire or lease any replacement Aircraft upon any sale, scrapping or other disposal of any then existing Aircraft.

         4.2 AVAILABILITY AND USE. The Company shall be entitled to charter the Aircraft from the owner of such aircraft (the "Owner") (either Lawrence or its applicable Affiliate as the case may be) on an as available basis. The Owner shall use reasonable efforts to schedule Aircraft use to accommodate the Company's charter requests, but shall not be obligated to make such Aircraft available. Any use of an Aircraft by the Company shall be in accordance with all laws and regulations governing the ownership, operation, and use of such Aircraft, including Federal Aviation Regulations, if applicable, insurance requirements, manufacturers' guidelines, and rules and standards prescribed by the Owner. The Aircraft shall be operated by pilots of the Owner, or other persons (a) currently qualified in the particular Aircraft, (b) holding a current commercial United States pilots license with a current instrument rating, and (c) listed as pilots on insurance covering the specific Aircraft.

         4.3 CHARGES FOR USE OF AIRCRAFT. The Owner shall charge the Company for use of Aircraft at charter rates not in excess of those generally available for charter of substantially similar aircraft in the Houston, Texas metropolitan area. Charter of Aircraft may be made pursuant to such other and further charter agreements and contracts (as to matters other than the maximum allowable charges for use of the Aircraft) as the Company and Lawrence may from time to time mutually agree.

         4.4 EQUIPMENT RENTAL. The Company and its subsidiaries own certain equipment and vehicles that Lawrence and its Affiliates may desire to use in their respective businesses. Lawrence





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shall be entitled to utilize such equipment and vehicles from time to time on an as available basis. The Company shall use reasonable efforts to accommodate Lawrence's requests for such equipment and vehicles, but shall not be obligated to make such equipment and vehicles available if the requested equipment or vehicles are committed to Company use during the time period in which Lawrence has requested use. The use of such equipment and vehicles shall be charged to Lawrence at fair market value daily rental rates, and on such other terms and conditions as may be mutually agreed by the Company and Lawrence.

                                   ARTICLE 5

                                   INSURANCE

         5.1 CURRENT INSURANCE COVERAGE. The parties recognize that there exists insurance policies currently entered into by Lawrence with coverage for the Company as well as policies currently entered into by the Company with coverage for Lawrence or its other Affiliates (the "Policies"). Each of Lawrence, with respect to Policies entered into by it, and the Company, with respect to Policies entered into by it, hereinafter shall be referred to as the "Policy Holder". Each of Lawrence and its Affiliates and the Company hereinafter shall be referred to as the Insured with respect to Policies for which it is not the Policy Holder. To the knowledge of the Policy Holder, each of its Policies are in full force and effect with respect to the insurable risks for the Insured set forth in the Policies.

         5.2     DUTIES.

         (a) The Policy Holder. The Policy Holder agrees to use its reasonable efforts to maintain the Policies and to continue the coverage of the Insured under the Policies or substitutes for the Policies, if reasonably possible, as may be entered into after the Closing Date as though the Insured was a subsidiary of the Policy Holder until April 30, 1997 (substitutes for the Policies shall also be referred to herein as the "Policies"). The Policy Holder shall not be responsible to the Insured for loss of coverage or in any other respect if any of the Policies are canceled by the insurance carrier or underwriter regardless of cause or if the Policy Holder is unable to secure substitute or replacement coverage for the same coverage as the canceled or expired Policies. If the Policy Holder should decide to change the terms and provisions of any of the Policies for its own coverage, it may do so in its sole discretion with respect to the Policy Holder without the written consent or agreement of the Insured so long as such change does not have a material adverse effect on the coverage of the Insured, or result in a significant increase in cost to the Insured. If the Policy Holder should determine in its sole discretion that it should not continue certain coverages, it may cancel such coverages with respect to the Policy Holder without consent or agreement of the Insured so long as such cancellation does not have a material adverse effect on the coverage of the Insured. If the Policy Holder elects to change the terms and provisions or cancel any of the Policies as they affect the Policy Holder and the Insured, the Policy Holder will give the Insured 30 days' prior written notice of its intent to make such election if such changes or





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         Policies are substantial.

         (b) The Insured. The Insured shall pay all out-of-pocket costs and expenses of every kind (including, without limitation, charges for premiums, all handling fees, attorneys fees, expenses, losses generated by the Insured under any deductible, self-insured or retrospective rating plan, letter of credit or banking fees and other charges) related to its coverage under any of the Policies pursuant to which it is covered consistent with past practices. The Insured also agrees to cooperate with any insurance carrier, representatives or agents in the investigation of any claim of insurance and to provide any information which any such carrier shall reasonably request for the purpose of investigating a claim. The Insured agrees to indemnify and hold harmless the Policy Holder and its directors, officers, agents, employees and affiliates providing any assistance pursuant to this Article 5 against any and all damages, claims, obligations, liabilities, lawsuits, penalties, administrative proceedings, judgments, costs or expenses, including attorneys' fees, resulting from or arising out of or in connection with any function of the Policy Holder under this Article 5 or in connection with any claim made by or against the Insured relating to any of the Policies or matters purportedly covered by the Policies unless any such damage or claim was the result of gross negligence or willful misconduct of the Policy Holder, its employees or agents.

         5.3 THE POLICY HOLDER NOT AN INSURER. The Insured agrees and acknowledges that the Policy Holder is not an insurance carrier or an insurer of any claims made by or against the Insured for any matters covered by any of the Policies or otherwise. The Insured agrees not to sue the Policy Holder for
(i) any claims or events occurring for which an insurance carrier may deny coverage or dispute any aspect of coverage (including, but not limited to, coverage amounts, defense obligations, settlement obligations), (ii) changes in any of the Policies which apply to the Policy Holder generally or (iii) any other action taken or omitted pursuant hereto, unless such action constitutes gross negligence or willful misconduct on the part of the Policy Holder. The Insured specifically agrees that it will not sue the Policy Holder for, or be entitled to recover from the Policy Holder with respect to, actions taken or omitted by the Policy Holder as a result of the Policy Holder's negligence. Further, the Insured acknowledges and agrees that the Policy Holder is and shall be under no obligation to advance funds to any insurance carrier for premiums, costs or expenses of any kind on behalf of the Insured. The Policy Holder agrees to provide access to books, records, and personnel at reasonable times to cooperate with the Insured in any dispute regarding the Policies or any claim. The Insured will reimburse the Policy Holder for out-of-pocket costs and other costs associated with extraordinary commitments of personnel for such cooperation.

         5.4 CLAIMS ADMINISTRATION. The obligations of any insurance carrier with respect to claims administration shall be the same (and no greater) for the Insured as for the Policy Holder, and the Insured agrees to be responsible for all claims administration matters and associated expenses relating to the Insured that the Policy Holder currently manages.

         5.5     NON-INSURABLE MATTERS. Except as otherwise provided in this
Article 5, the Policy Holder shall not have any responsibility for claims (whether by or against the Insured) not covered





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by the Policies nor shall the Policy Holder have any obligation to acquire insurance for the Insured in any such uncovered area. In particular, but without limitation, the Policy Holder shall not be required to maintain directors and officers indemnification or liability insurance for the directors and officers of the Insured.

         5.6 LENDING ARRANGEMENTS. The Insured agrees to pay when due all premiums, and administrative expenses, attorneys' fees. settlement amounts and other costs and expenses incurred with respect to the coverage of the Insured under the Policies which are not funded by any insurance coverage. Further, the Insured agrees to pay directly to any insurance carrier when requested pursuant to the terms of any insurance policy such funds for settlements of claims or dexpenses or to provide other forms of security including letters of credit which are required by the Policies (insofar as they relate to the coverage of the Insured thereunder) directly to such carrier. If any amounts of such funds are expanded by the Policy Holder on the Insured's request or as an administrative convenience, the Insured shall reimburse the Policy Holder such amounts within 30 days of invoice. If any invoiced amount is not paid within such 30-day period, such invoiced amount shall accrue and bear interest from the due date at the Prime Rate, as publicly announced from time to time by First Interstate Bank of Texas, N.A. (Houston Branch), plus one percent per annum until paid.

         5.7 SELF INSURANCE. The Insured acknowledges that a substantial portion of the risk covered by the Policies must be absorbed by the Insured because of the level of deductibles established by the Policy Holder on its Policies. The Insured agrees to bear all such risks of expense or loss and provide funds to any claims administrator, insurance carrier or underwriter or other arrangement which the Policy Holder establishes with third parties for purposes of administering the deductible amounts, to the extent reasonably applicable to the Insured.

         5.8 INSURANCE EVENTS OF DEFAULT. Each of the following events shall constitute an Insurance Event of Default:

                 (a) The Insured shall fail to make any payment on or before the date due to any insurance carrier or the Policy Holder and shall not cure this failure within ten business days of notice of such failure from the Policy Holder or the insurance carrier; or

                 (b) The Insured shall fail to perform or observe any other condition or agreement to be performed or observed by it (or by the Policy Holder with respect to the Insured) under any of the Policies or this Agreement and such failure shall continue for 30 business days after written notice thereof from the Policy Holder or the insurance carrier to the Insured; or

                 (c) A petition in bankruptcy shall be filed by the Insured or the Policy Holder, or the Insured or the Policy Holder shall make an assignment of the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or receiver shall be appointed for the Insured or the Policy Holder for a substantial part of its property without its consent and shall not be dismissed within a period of 60 days, or bankruptcy, reorganization or insolvency proceedings shall be instituted against the Insured and shall not be dismissed for





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         a period of 60 days;

                 (d) The Insured has taken action with respect to any insurance policy which has caused a cancellation of a policy of the Policy Holder without its consent or approval.

         5.9 EFFECTIVE DATES AND TERMINATION. This Article 5 shall commence on the Effective Date (as defined in Section 9.1) and shall remain in effect until April 30, 1997, unless terminated earlier pursuant to this Article 5. This Article 5 may be terminated by either party immediately upon an Insurance Event of Default and written notice to the defaulting party. Notwithstanding the termination or expiration of this Article 5, the Insured shall remain fully liable to the Policy Holder for all charges, fees, losses (paid and incurred), premiums and all other sums due in accordance with the terms and provisions of this Article 5, and all such obligations of the Insured shall be deemed to survive any such termination. The Insured acknowledges that once this Article 5 is terminated, billings for losses, adjustments and premiums will, in all likelihood, continue to occur for as long as the Policies remain valid which is generally of an indefinite duration.

         5.10 EXAMINATION OF RECORDS. The Insured shall have the right to examine any claim file or other matters relating to a specific claim maintained by any insurance carrier to the same extent the Policy Holder has such rights and such examination shall be carried out in the same manner in which the Policy Holder may carry out such an examination.

                                   ARTICLE 6

                                 BENEFIT PLANS

         6.1 THRIFT PLAN. Lawrence agrees to use its best efforts to continue to maintain the "Lawrence Companies Retirement Plan" or similar plan, which complies with Section 401(k) of the Internal Revenue Code of 1986, as amended and to allow the current and future employees of the Company to participate therein (if meeting the eligibility requirements). The parties mutually agree to bear that proportion of the administrative costs as such party's participating employees bears to the total number of participants under the plan.

         6.2 REFORMATION. Notwithstanding any other provision of the Agreement, the Company and Lawrence intend that all employee benefit matters covered herein comply with the applicable laws of the affected jurisdiction, and, to the extent of any noncompliance, the provisions herein shall be reformed to achieve compliance in accordance with the intent of the parties hereto.

                                   ARTICLE 7

                                INDEMNIFICATION

         7.1 INDEMNIFICATION GENERALLY. From and after the Closing Date, the Company will indemnify and hold harmless Lawrence, each Person who controls Lawrence within the meaning of the Securities Act and the Exchange Act and each officer, director, employee or agent of Lawrence or any such Person, against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which Lawrence, any such controlling Person or any such officer, director,





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employee or agent may become subject under the Securities Act, the Exchange Act or otherwise, and will reimburse Lawrence, each such controlling Person and each officer, director, employee or agent of Lawrence or any such Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any press release or any document filed pursuant to the Securities Act or the Exchange Act (excluding any registration statement filed in connection with the Offering or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         7.2 INDEMNIFICATION FOR OFFERING. Lawrence will indemnify and hold harmless the Company, each Person who controls the Company within the meaning of the Securities Act and the Exchange Act and each officer, director, employee or agent of the Company or any such Person, against any losses, claims, damages or liabilities (excluding all attorneys' fees and other litigation expenses), joint or several, to which the Company, any such controlling Person or any such officer, director, employee or agent may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement for the Offering, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will pay, or reimburse as appropriate, any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

         7.3 NOTICE. Promptly after receipt by an indemnified party under this Article 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Article 7, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Article 7. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Article 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, in the case of a claim under this Article 7, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if





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the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         7.4     CONTRIBUTION. If the indemnification provided for in this
Article 7 is unavailable or insufficient to hold harmless the indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then the indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Lawrence agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.4. The amount paid or payable by an indemnified party as a result of the losses, claims , damages, liabilities or actions in respect thereof referred to above in this Section 7.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE 8

                                 SALE OF STOCK

         Whenever Lawrence shall desire to sell substantially all its shares as a single block and such shares equal 5% or more of the then issued and outstanding Common Stock (other than in an underwritten offering), it shall give the Company written notice thereof (the "Initial Notice") setting forth the number of shares of Common Stock it proposes to sell (the "Offered Shares"). Within 15 days following such notice, the Company may offer in writing to purchase such shares on specified terms and conditions (the "Company Offer"). If Lawrence accepts the Company Offer by giving notice thereof to the Company within 15 days of the Company Offer, the sale shall be concluded on the terms set forth in the Company Offer within 30 days of Lawrence's acceptance thereof. If there is no Company Offer or if Lawrence does not accept the Company Offer, for a period of 180 days following (i) the date of the Initial Notice if there is no Company Offer, or (ii) the date of the





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Company Offer, Lawrence may sell the Offered Shares to any third party;
provided that, if there is a Company Offer, such sale must be made at a price greater than that set forth in the Company Offer. Lawrence shall, prior to consummating any such sale, present to the Company a copy of the agreement as to the sale of the Offered Shares.

                                   ARTICLE 9

                        TECHNICAL AND ADVISORY SERVICES

         9.1 TECHNICAL SERVICES. Lawrence, or its Affiliates, shall provide technical services to the Company as requested from time to time.
These services shall include technical consulting on design and performance characteristics of drilling tools manufactured by Company, including, but not limited to, the design, geometry, tolerances, metallurgy, welding procedures and material specifications. The technical services shall involve providing personnel to Company at its facility in Conroe, Texas, and such places as may be agreed between Company and Lawrence. Lawrence shall, when requested by Company, provide written reports and analyses to support the services provided.

         9.2     FEES.    On the tenth day of each month from the Effective
Date until April 30, 1999, Company shall pay Lawrence, or its designated Affiliate a fee in the amount of Twenty Thousand Eight Hundred and Thirty-Three Dollars as full consideration for the technical and advisory services provided.

                                   ARTICLE 10

                                      TERM

         10.1 TERM. The term of this Agreement shall commence on the closing date of the Company's initial public offering of its common stock (the "Effective Date") and shall continue until April 30, 1999. In the event of a material breach of this Agreement by a party hereto, the non-breaching party may terminate this Agreement effective upon delivery to the breaching party of a written termination notice.

         10.2 TRANSFER OF RECORDS. Upon termination of this Agreement for any reason, or upon removal of any Service from this Agreement, the Company shall transfer to Lawrence all records, accounts, information and files, including those in computer-readable form, that pertain to the Services which the Company no longer will provide. Any out-of-pocket expenses paid or incurred by the Company in connection with such transfer shall be reimbursed by Lawrence upon receipt of such records.

                                   ARTICLE 10

                                 MISCELLANEOUS

         11.1 RELATIONSHIP. This Agreement is not intended to create and shall not be construed to create a partnership, joint venture or similar business relation among the parties hereto. The respective rights and obligations of the parties hereto shall in all respects be several and not joint or collective.

         11.2 REPRESENTATIONS OF LAWRENCE AND THE COMPANY. Each party hereto represents end warrants (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement; (b) the execution and delivery of this Agreement have been duly authorized and approved by all necessary corporate action (including without limitation specific authorization by the board of directors of each party hereto); (c) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (d) the execution and delivery of this Agreement do not, and the performance of this Agreement will not, violate any of the provisions of its certificate of incorporation or bylaws or any applicable laws or regulations.

         11.3 FURTHER ASSURANCES. Each party represents and warrants to the other party that to such party's knowledge, it does not own or possess any assets that are part of the business of the other party. The parties mutually agree that, in the event it is found that a party owns assets (the "Holder") that are part of the business of the other party (the "Operator"), the Holder shall use its best efforts to transfer such assets to the Operator as promptly as possible following determination that the Holder owns such assets, and during the period such assets remain untransferred, or in the event such assets cannot be transferred or the parties mutually determine that effectuating such transfer would cause burdensome federal or state income or sales tax consequences to the Operator or Holder, the Holder shall use its best efforts to provide the Operator with the practicable benefits of such asset provided that all out-of-pocket expenses incurred by the Holder with respect to providing such benefits that would be incurred by the Operator if not for the fact that such assets are not transferred, shall be reimbursed by the Operator.

         11.4 INDEMNIFICATION. Lawrence does hereby unconditionally agree to and shall indemnify, defend and hold harmless each of the Company, its officers, directors and employees, and their respective heirs, executors, administrators, personal representatives, successors and assigns from and against and in respect of any and all manner of claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Claims"), that such indemnified or indemnifying persons shall incur or suffer by reason of any manner or thing whatsoever directly or indirectly arising out of, resulting from, or relating to this Agreement and the performance or nonperformance of the Company's obligations hereunder, regardless of whether any Claims are attributable in whole or in part to the negligence act or omission of such indemnified persons.

         11.5 NOTICES. Any notices, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the principal offices of the parties hereto at the address indicated beneath their respective signatures on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested. Notices to the Company shall be copied to William D. Sutton, Senior Vice President and General Counsel, at the Company's address for notice, and to the General Counsel of Lawrence, at Lawrence's address for notice, or to such other person at such other address as the Company and Lawrence, respectively, may specify by written notice.

         11.6 AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by a duly authorized executive officer of the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof, shall in no manner effect the right to enforce the same. No waiver by any party of any condition or provision, or the breach of any term, provision, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition of the breach or any other term, provision, covenant, representation or warranty.

         11.7 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall bind, be enforceable by, and inure to the benefit of, the parties hereto, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that this Agreement and all of the Company's rights and obligations hereunder may be assigned or delegated by it, in whole, but not in part, to. and shall be binding upon and inure to the benefit of, any of its successors or assigns, but such assignment or delegation by the Company shall not relieve it of any of its obligations hereunder.

         11.8 DEFINITIONS, GENDER AND CERTAIN REFERENCES. As used in this Agreement, each parenthetically or quoted capitalized term in the introduction, recitals and other Sections of this Agreement shall have the meaning so ascribed to it. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or hereunder shall refer to this Agreement as a whole and not to any particular Section.

         11.9 GOVERNING LAW AND SEVERABILITY. This Agreement has been executed and is performable in Montgomery County, Texas. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal law, and not the law of conflicts, applicable in the State of Texas. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         11.10 ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, have been made by any party hereto with respect to the subject matter hereof that are not set forth expressly in this Agreement. This Agreement supersedes and cancels any prior agreement, arrangement or understanding entered into between the Company and Lawrence relating to the subject matter hereof.

         11.11 COUNTERPARTS. The parties may execute this Agreement in any manner of counterparts, each of which is an original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized executive officer as of the date hereof but effective as of the Effective Date.


                                   DAILY PETROLEUM SERVICES CORP.


                                   By
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                   Address:         One Lawrence Centre
                                                    P.O. Box 2866
                                                    2507 North Frazier
                                                    Conroe, Texas 77305

                                   Telecopy  No.
                                                -------------------------
                                   Attention:
                                             ----------------------------
                                   Copy to:         William D. Sutton
                                                    Senior Vice President and
                                                    General Counsel

                                   LAWRENCE INDUSTRIES, INC.

                                   By
                                     ------------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                   Address:         One Lawrence Centre
                                                    P.O. Box 2866
                                                    2507 North Frazier
                                                    Conroe, Texas 77305

                                   Telecopy  No.
                                                -------------------------
                                   Attention:
                                             ----------------------------

                                   Copy to:         William D. Sutton
                                                    Senior Vice President and
                                                    General Counsel